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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 14, 1999, relating to the financial statements which appear on page F-2 of Horizon Health Corporation's Annual Report on Form 10-K for the year ended August 31, 1999. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on page S-2 of such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
August 25, 2000



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